Exhibit 32.2

SECTION 1350 CERTIFICATIONS

I, Chad Stone, Chief Financial Officer of Renewable Energy Group, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Quarterly Report on Form 10-Q of the Company (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2011

/s/ Chad Stone
Chad Stone
Chief Financial Officer